Exhibit 99.1
News Release

Media Contact:		Goodrich Corporation
Stacey Dow	+ 1 216 429 4700	Four Coliseum Centre
Andrew Martin	+ 1 704 423 7048	2730 West Tyvola Road
Charlotte, NC 28217-4578
Investor Relations:		USA
Paul Gifford	+ 1 704 423 5517	www.goodrich.com
For Immediate Release
Goodrich Announces Plans for Closure of Ohio Landing Gear Facility
CHARLOTTE, NC, June 8, 2011— Goodrich Corporation (NYSE:GR) today announced it will close its Marble Avenue landing gear facility in Cleveland, Ohio by the end of 2012 due to program volume decline and the lack of appropriate new work to cost-effectively fill available capacity.
Approximately 400 employees are located at the facility which supplies a range of landing gear equipment for commercial and military customers. The activities currently performed at Marble Avenue will be gradually transferred to other landing gear facilities.
As previously disclosed, Goodrich will record a charge associated with the facility closure. The company expects to record pre-tax charges totaling approximately $39 million of which 40 percent are non-cash. Approximately $16 million ($0.08 per diluted share) will be recorded in the second quarter of 2011 and approximately $5 million ($0.03 per diluted share) will be recorded in the second half of 2011. Approximately $15 million ($0.07 per diluted share) will be recorded in 2012. None of these charges were included in the company’s 2011 outlook, released on April 21, 2011. The 2011 outlook will be updated for these items and other business-related revisions as part of the company’s second quarter results press release on July 28, 2011.
Goodrich Corporation, a Fortune 500 company, is a global supplier of systems and services to aerospace, defense and homeland security markets. With one of the most strategically diversified portfolios of products in the industry, Goodrich serves a global customer base with significant worldwide manufacturing and service facilities. For more information visit http://www.goodrich.com.
Goodrich Corporation operates through its divisions and as a parent company for its subsidiaries, one or more of which may be referred to as “Goodrich Corporation” in this press release.

Forward Looking Statements
This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, our expectations as to anticipated pre-tax closure charges and future cost savings. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.
The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
• The preliminary nature of the estimates related to the closure initiatives, and the possibility they may change as Company management develops and finalizes its plans.
• The Company’s ability to timely implement the closure plan in a manner that will positively impact our financial condition and results of operation.
• The impact of the closure plan on the Company’s relationships with its employees, its major customers and vendors.
• Unanticipated expenses and charges that might occur as a result of the closure plan.
• Litigation risks, including litigation regarding employment and workers’ compensation.
• The Company’s ability to improve operations and realize cost savings.
• The Company’s ability to execute on its closure plan, and general business and economic conditions.
The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
GR — Actuation and Landing Systems###